Exhibit i

                             DECHERT PRICE & RHOADS
                             1775 EYE STREET, N.W.
                             WASHINGTON, D.C. 20006

                               December 28, 1998

The Northstar Trust
300 First Stamford Place
Stamford, CT 06902

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of beneficial interest (the "Shares") of the Northstar Research Enhanced Index Fund (the "Fund"), a series of The Northstar Trust (the "Company"), we have examined such matters as we have deemed necessary, and we are of the opinion that, as permitted by its Declaration of Trust, and assuming that the Company or its agent receives consideration for such Shares in accordance with the provisions of its Declaration of Trust, the Shares will be legally and validly issued, will be fully paid, and will be non-assessable by the Company.

      We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 33-67852) for the registration under the Securities Act of 1933 of an indefinite number of the Shares, and to the use of our name in the prospectus and statement of additional information contained therein, and any amendments thereto.


                                                Very truly yours,

                                                By: /s/ Dechert Price & Rhoads
                                                    --------------------------
                                                    Dechert Price & Rhoads